                                                                     EXHIBIT 4.4


                           LOAN AND SECURITY AGREEMENT

                         Dated as of September 15, 1997

                                     Between

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Lender

                                       and

                             MATRIA HEALTHCARE, INC.

                                 as the Borrower

1.       DEFINITIONS..............................................................................................1
         1.1  Defined Terms.......................................................................................1
         1.2  Accounting Terms...................................................................................24
         1.3  Interpretive Provisions............................................................................24

2.       LOANS...................................................................................................25
         2.1  Total Facility.....................................................................................25
         2.2  Revolving Loans....................................................................................25
         2.3  Automated Clearing House Transfers and Overdrafts..................................................27

3.       INTEREST AND OTHER CHARGES..............................................................................27
         3.1  Interest...........................................................................................27
         3.2  Conversion and Continuation Elections..............................................................28
         3.3  Maximum Interest Rate..............................................................................30
         3.4  Facility Fee.......................................................................................31

4.       PAYMENTS AND PREPAYMENTS................................................................................31
         4.1  Revolving Loans....................................................................................31
         4.2  Place and Form of Payments; Extension of Time......................................................31
         4.3  Application and Reversal of Payments...............................................................31
         4.4  INDEMNITY FOR RETURNED PAYMENTS....................................................................31

5.       LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS..........................................................32

6.       TAXES, YIELD PROTECTION AND ILLEGALITY .................................................................32
         6.1  Taxes..............................................................................................32
         6.2  Illegality.........................................................................................33
         6.3  Increased Costs and Reduction of Return............................................................34
         6.4  Funding Losses.....................................................................................35
         6.5  Inability to Determine Rates.......................................................................35
         6.6  Survival...........................................................................................36
         6.7  Termination by the Borrower........................................................................36

7.       COLLATERAL..............................................................................................36
         7.1  Grant of Security Interest.........................................................................36
         7.2  Perfection and Protection of Security Interest.....................................................38
         7.3  Location of Collateral.............................................................................38
         7.4  Title to, Liens on, and Sale and Use of Collateral.................................................39
         7.5  [Reserved].........................................................................................39
         7.6  Access and Examination.............................................................................39
         7.7  Insurance..........................................................................................39
         7.8  Collateral Reporting...............................................................................40
         7.9  Accounts...........................................................................................41

         7.10  Collection of Accounts; Payments..................................................................43
         7.11  [Reserved]........................................................................................44
         7.12  Equipment.........................................................................................44
         7.13  Material Contracts................................................................................44
         7.14  Documents, Instruments, and Chattel Paper.........................................................45
         7.15  Right to Cure.....................................................................................46
         7.16  Power of Attorney.................................................................................46
         7.17  Lender's Rights, Duties, and Liabilities..........................................................46
         7.18  [Reserved]........................................................................................47
         7.19  License for use of Software and Other Intellectual Property.......................................47

8.       BOOKS AND RECORDS; FINANCIAL INFORMATION................................................................47
         8.1   Books and Records.................................................................................47
         8.2   Financial Information.............................................................................47
         8.3   Notices to Lender.................................................................................50

9.       GENERAL WARRANTIES AND REPRESENTATIONS..................................................................52
         9.1   Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.............................................................................52
         9.2   Validity and Priority of Security Interest........................................................52
         9.3   Organization and Qualification....................................................................53
         9.4   Corporate Name; Prior Transactions................................................................53
         9.5   Subsidiaries and Affiliates.......................................................................53
         9.6   Financial Statements and Plan.....................................................................54
         9.7   [Reserved]........................................................................................54
         9.8   Solvency..........................................................................................54
         9.9   Debt..............................................................................................54
         9.10  Distributions.....................................................................................54
         9.11  Title to Property.................................................................................54
         9.12  Adequate Assets...................................................................................55
         9.13  Real Property; Leases.............................................................................55
         9.14  Proprietary Rights................................................................................55
         9.15  Trade Names and Terms of Sale.....................................................................55
         9.16  Litigation........................................................................................55
         9.17  Restrictive Agreements............................................................................56
         9.18  Labor Disputes....................................................................................56
         9.19  Environmental Laws................................................................................56
         9.20  Health Care Laws..................................................................................58
         9.21  No Violation of Law...............................................................................58
         9.22  No Default........................................................................................58
         9.23  ERISA Compliance..................................................................................59
         9.24  Taxes.............................................................................................59
         9.25  Use of Proceeds...................................................................................59
         9.26  Private Offerings.................................................................................60


         9.27   Broker's Fees....................................................................................60
         9.28   Government Regulation............................................................................60
         9.29   No Material Adverse Change.......................................................................60
         9.30   Disclosure.......................................................................................60

10.      AFFIRMATIVE AND NEGATIVE COVENANTS......................................................................60
         10.1   Taxes and Other Obligations......................................................................60
         10.2   Corporate Existence and Good Standing............................................................61
         10.3   Compliance with Law and Agreements...............................................................61
         10.4   Maintenance of Property and Insurance............................................................61
         10.5   Environmental Laws...............................................................................61
         10.6   Health Care Laws.................................................................................62
         10.7   ERISA............................................................................................62
         10.8   Mergers, Consolidations or Sales.................................................................62
         10.9   Distributions....................................................................................63
         10.10  Transactions Affecting Collateral or Obligations.................................................63
         10.11  Guaranties.......................................................................................63
         10.12  Debt.............................................................................................63
         10.13  Prepayment.......................................................................................63
         10.14  Transactions with Affiliates.....................................................................63
         10.15  Business Conducted...............................................................................64
         10.16  Liens............................................................................................64
         10.17  Sale and Leaseback Transactions..................................................................64
         10.18  New Subsidiaries.................................................................................64
         10.19  Restricted Investments...........................................................................64
         10.20  Capital Expenditures.............................................................................65
         10.21  Minimum Interest Coverage........................................................................65
         10.22  Fixed Charge Coverage............................................................................65
         10.23  Debt Ratio.......................................................................................66
         10.24  Adjusted Tangible Net Worth......................................................................66
         10.25  Further Assurances...............................................................................66

11.      CONDITIONS PRECEDENT....................................................................................67
         11.1   Conditions Precedent to Making of Initial Loans..................................................67
         11.2   Conditions Precedent to Each Loan................................................................70

12.      DEFAULT.................................................................................................70
         12.1   Events of Default................................................................................70

13.      REMEDIES................................................................................................73

14.      TERM AND TERMINATION ...................................................................................75


15.      MISCELLANEOUS...........................................................................................76
         15.1   Cumulative Remedies; No Prior Recourse to Collateral.............................................76
         15.2   No Implied Waivers...............................................................................76
         15.3   Severability.....................................................................................76
         15.4   Governing Law....................................................................................76
         15.5   Consent to Jurisdiction and Venue................................................................76
         15.6   Waiver of Jury Trial.............................................................................77
         15.7   Survival of Representations and Warranties.......................................................77
         15.8   Other Security and Guaranties....................................................................77
         15.9   Fees and Expenses................................................................................77
         15.10  Notices..........................................................................................78
         15.11  Indemnification..................................................................................79
         15.12  Waiver of Notices................................................................................81
         15.13  Binding Effect; Assignment.......................................................................81
         15.14  Modification.....................................................................................81
         15.15  Counterparts.....................................................................................81
         15.16  Captions.........................................................................................81
         15.17  Right of Set-Off.................................................................................82
         15.18  Participating Lender's Security Interests........................................................82
||

Schedules

Schedule 7.3               Location of Collateral
Schedule 7.9               Government Offsets
Schedule 9.4               Corporate Name; Prior Transactions
Schedule 9.5               Subsidiaries and Affiliates
Schedule 9.9               Debt
Schedule 9.13              Real Property; Leases
Schedule 9.14              Proprietary Rights
Schedule 9.15              Trade Names
Schedule 9.16              Litigation
Schedule 9.18              Labor Disputes
Schedule 9.20              Health Care Laws

Exhibits

Exhibit A                  Financial Statements
Exhibit B                  Form of Account Debtor Notice

                  LOAN AND SECURITY AGREEMENT, dated as of September 15, 1997, by and between BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at 231 South LaSalle Street, 16th Floor, Chicago, Illinois 60697 (the "Lender") and MATRIA HEALTHCARE, INC., a Delaware corporation, with offices at 1850 Parkway Place, Suite 1200, Marietta, Georgia 30067 (the "Borrower").

                               W I T N E S S E T H

                  WHEREAS, the Borrower has requested the Lender to make available to the Borrower a revolving line of credit for loans in an amount not to exceed twenty-five million dollars ($25,000,000), which extensions of credit the Borrower shall use for its working capital needs and general business purposes;

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:


1.       DEFINITIONS.

                  1.1 Defined Terms.  As used herein:

                  "Account" means the Borrower's right to payment for a sale or lease and delivery of goods or rendition of services, including without limitation health care goods and services.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "Account Debtor Notice" means a notice to an Account Debtor (other than a Government Account Debtor or a Self-Pay Account Debtor) substantially in the form of Exhibit B.

                  "ACH Settlement Risk Reserve" means a reserve in the amount of two million five hundred thousand dollars ($2,500,000) which the Lender from time to time establishes with respect to ACH Transactions in the event that the Availability hereunder decreases to an amount which is less than five million dollars ($5,000,000); provided that amount of such two million five hundred thousand dollar ($2,500,000) reserve shall be reduced (but not to below zero) dollar-for-dollar by the amount of cash or cash equivalents of the Borrower held in an account at the Bank.

                  "ACH Transactions" means all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Bank arising from or related to cash management services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

                   "Adjusted Cash Flow" means, with respect to any fiscal period of the Borrower, the Borrower's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period less, without duplication, (a) all Distributions permitted hereunder and made by the Borrower during such fiscal period, (b) all regularly scheduled installments of Debt for borrowed money which were actually paid by the Borrower during such fiscal period, and (c) Capital Expenditures permitted hereunder and which were actually made by the Borrower during such fiscal period determined in accordance with GAAP and reported on the Financial Statements for such period; plus (i) the depreciation expense deducted in determining net income for such fiscal period and (ii) other non-cash expenses deducted in computing such net income.

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower and its consolidated Subsidiaries, the Borrower's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding, without duplication, any and all of the following included in such net income: (a) gain or loss arising from the sale of capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any Person that is not consolidated with the Borrower in accordance with GAAP, unless (and only to the extent) such earnings shall actually have been received by the Borrower or a consolidated Subsidiary in the form of distribution of cash or cash equivalents;
(e) earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Borrower or from cancellation or forgiveness of Debt; (g) amortization of goodwill and related intangibles; and (h) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                  "Adjusted Tangible Assets" means all of the assets of the Borrower or its consolidated Subsidiaries except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of any such Person constituting Intercompany Accounts; and (f) fixed assets to the extent of any write-up in the book value thereof resulting solely from a revaluation effective after the Closing Date.

                  "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP; less (b) the amount at which the Borrower's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet.

                  "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Borrower (excluding mutual funds, pension funds or similar institutional investors); (c) a Person in which ten percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower; or (d) a joint venture in which the Borrower is a participant or in which the Borrower has made an investment. The term control (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Approved Account" means an Account with respect to which the Account Debtor (other than a Self-Pay Account Debtor) has specifically informed the Borrower that the prescribed service is covered and payable by the Account Debtor and/or the patient's policy and/or health care plan.

                  "Availability" means at any time the lesser of:


                    (a) The amount of twenty-five million dollars ($25,000,000) (the "Maximum Revolving Credit Line"), or

                    (b) eighty-five percent (85%) of the Expected Net
                    Receivables;

provided, however, that at all times Availability shall be reduced by the sum of:

                    (a) the unpaid balance of Revolving Loans at that time;

                    (b) the ACH Settlement Risk Reserve;

                    (c) the amount of cash received by the Borrower from Account Debtors but not applied to Accounts;

                    (d) the Offset Reserve; and

                    (e) all other reserves which the Lender in its reasonable discretion, based upon the Lender's customary credit and collateral standards as modified from time to time, deems necessary or desirable to maintain with respect to the Borrower's account, including, without limitation, (x) any amounts which the Lender may be obligated to pay in the future for the account of the Borrower, (y) in respect of Liens for delinquent taxes of the Borrower if the aggregate amount of such taxes exceeds one hundred thousand dollars ($100,000), or (z) in respect of accrued interest on the Revolving Loans.

                  "Bank" means Bank of America National Trust and Savings Association in San Francisco, California.

                  "Blocked Account Agreement" means an agreement with respect to the Initial Payment Account among the Borrower, the Lender and the Initial Payment Account Bank, as the same may be amended, amended and restated or otherwise modified from time to time in accordance with its terms.

                  "Borrower" is defined in the preamble.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans by the Lender to the Borrower.

                  "Borrowing Base Certificate" means a certificate, in form and substance reasonably satisfactory to the Lender, signed by the chief financial officer of the Borrower.

                  "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of the Lender or of any corporation controlling the Lender.

                  "Capital Expenditures" means, for any period, all payments due during such period (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

                  "Capital Lease" means any lease of Property by the Borrower that, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Borrower.

                  "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Services.

                  "CHAMPVA" means the Civilian Health and Medical Program of Veterans Affairs.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" has the meaning given to such term in Section
7.1.

                  "Collections" means all cash, funds, checks, notes, instruments and any other form of remittance tendered by an Account Debtor in payment of an Account.

                  "Conditional Account" means an Account with respect to which the Account Debtor (other than a Self-Pay Account Debtor) has informed the Borrower that the prescribed service is covered by the Account Debtor and/or the patient's policy and/or health care plan but that approval is dependent upon medical necessity and/or medical review.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect human health or the environment, or any constituent of any such substance, material or waste.

                  "Contractual Rights" means, collectively, all of the Borrower's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower under, any contracts or agreements and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Borrower now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing contracts or agreements; (b) for any damages arising out of or for breach or default under or in connection with the foregoing contracts or agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing contracts or agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                  "Date of Service" means, with respect to an Account, a date on which services or goods giving rise to such Account or any portion thereof were rendered or provided.

                  "Debt" means, as applied to the Borrower at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements;

(iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which in each case are less than 60 days past due; or (v) Capital Lease obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or interest hedge agreement, net of liabilities owed to such Person thereunder by the counterparties thereon; (d) all capital stock of such Person subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the first anniversary of the Stated Termination Date; (e) all obligations and liabilities under Guaranties; and (f) all other Obligations.

                  "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock of such corporation.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollars" means United States Dollars.

                  "EBITDAR" means, with respect to the Borrower for any fiscal period, the Adjusted Net Earnings from Operations for such fiscal period plus all Interest Expense, federal and state income taxes, depreciation, amortization and rental expense deducted from revenue in determining such Adjusted Net Earnings from Operations.

                  "Effective Date" means the date on which the conditions set forth in Section 11.1 have been satisfied, as evidenced by a notice from the Lender to the Borrower which identifies such date as the Effective Date and which states that the Effective Date has occurred.

                  "Eligible Accounts" means those Accounts which are not ineligible as the basis for Revolving Loans, based on the following criteria and on such other criteria as the Lender may from time to time establish in its reasonable commercial discretion. Without intending to limit the Lender's discretion to establish other criteria of eligibility, Eligible Accounts shall not include any Account:

                    (a) with respect to which more than 150 days have elapsed since the Invoice Date;

                    (b) with respect to which more than 120 and less than 151 days have elapsed since the Invoice Date therefor, but only to the extent that the aggregate Net Amount of Eligible Accounts determined for all Accounts that are between 121 and 150 days from Invoice Date exceeds two million dollars ($2,000,000);

                    (c) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached;

                    (d) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                    (e) which is not an Approved Account or a Conditional
Account;

                    (f) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                    (g) owed by an Account Debtor which does not maintain a place of business in the United States or is not licensed under the laws of the United States or any state or commonwealth thereof;

                    (h) owed by an Account Debtor which is an Affiliate of the Borrower;

                    (i) as to which either (x) the perfection, enforceability, or validity of the Security Interest in such Account, or (y) the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account (other than, in the case of this clause (y), an Account payable by a Government Account Debtor), is governed by any federal, state, or local statutory requirements other than those of the UCC;

                    (j) which is evidenced by a promissory note or other instrument or by chattel paper;

                    (k) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor to the Borrower (excluding from such calculation Accounts pertaining to goods sold or leased, or services rendered, prior to March 8, 1996) is classified as ineligible under the other criteria set forth herein;

                    (l) with respect to which the Account Debtor is located in any state requiring the filing of a notice of business activities report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, unless the Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                    (m) which arises out of a sale not made in the ordinary course of the Borrower's business;

                    (n) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the applicable patient or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the applicable patient, or the applicable patient revokes its acceptance of such goods or services;

                    (o) which is not subject to a first priority and perfected security interest in favor of the Lender;

                    (p) if Lender believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                    (q) which arises under a healthcare capitation contract or similar arrangement;

                    (r) to the extent such Account is a Self-Pay Account;

                    (s) as to which more than 35 days have elapsed since any Date of Service and such Account was an Unbilled Account on such 35th day;

                    (t) which is an Unbilled Account and with respect to which 35 days or less have elapsed since any Date of Service not covered by an invoice previously sent by the Borrower to the applicable Account Debtor, but only to the extent that the aggregate Net Amount of Eligible Accounts, determined for all Unbilled Accounts that are less than or equal to 35 days from any Date of Service not covered by a previously issued invoice, exceeds two million dollars ($2,000,000);

                    (u) (i) which is owed by an Account Debtor (other than a Government Account Debtor) that is rated less than "B" or the equivalent by Moody's, S&P or A.M. Best, and (ii) the aggregate Net Amount of Eligible Accounts owed by such Account Debtors exceeds one hundred thousand dollars ($100,000);

                    (v) the records with respect to which are maintained in a database used by either Tokos Medical or Healthdyne Maternity Management prior to March 1996;

                    (w) owed by an Account Debtor (other than a Government Account Debtor) which has not received an Account Debtor Notice;

                    (x) which represents a right of payment under a servicing contract;

                    (y) which is owed by any Account Debtor other than a Specified Account Debtor;

                    (z) unless such Account is denominated in Dollars;

                    (aa) (i) if the goods or services giving rise to such Account were not authorized by a physician's prescription, or (ii) the Account Debtor informs the Borrower (whether by EOB or otherwise) that such goods or services were not medically necessary;

                    (ab) to the extent that the fees charged for the services or goods constituting the basis for such Account exceed (x) to the Borrower's knowledge, the usual, customary and reasonable fees charged by other medical service providers in the Borrower's community for the same or similar services or goods, or (y) limitations imposed by applicable law, regulation or contract; or

                    (ac) which arises out of any joint venture to which the Borrower is a party.

         If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Lender in the exercise of its reasonable discretion based upon the Lender's customary credit and collateral standards, as modified from time to time, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                  "Environmental Laws" means all present and future federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to human health, hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. ss. 466 et seq., as amended; the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

                  "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "EOB" means the explanation of benefits, remittance advice or other record that is provided by an Account Debtor explaining how it determined the amount it shall or shall not pay with respect to an Account of which it is the Account Debtor.

                  "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group or under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

                  "ERISA Event" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Event" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

                  "Event of Default" has the meaning specified in Section 12.1.

                  "Expected Net Receivables" means the amount of the Net Amount of Eligible Accounts reasonably expected by the Lender to be collected within 180 days from Date of Service.

                  "Facility Fee" has the meaning specified in Section 3.4.

                  "Financial Statements" means, according to the context in which it is used, the financial statements contained in the Borrower's Form 10-Q for the quarterly period ended June 30, 1997, which Form 10-Q is attached hereto as Exhibit A, any financial statements required to be given to the Lender pursuant to Sections 8.2(a), (b) or (c), or any combination thereof.

                  "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower shall end on December 31, 1997.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.

                  "Government Account Debtor" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state, political subdivision or fiscal intermediary thereof that is obligated to make any payments under Medicare or Medicaid or with respect to Accounts representing amounts owing under any other program established by federal or state law that provides for payments for healthcare goods or services to be made to providers thereof (including CHAMPUS and CHAMPVA).

                  "Government Offset" means any amount determined by a Government Account Debtor, or any agent or governmental agency acting on behalf of a Government Account Debtor or governmental agency, to constitute an overpayment made to the Borrower with respect to an Account and that is to be paid to such Government Account Debtor by the Borrower or is to be offset against amounts then due to the Borrower from such Government Account Debtor, including any amounts determined by HCFA or any agent acting on behalf thereof.

                  "Guarantor" means National Reproductive Medical Centers, Inc., a Delaware corporation.

                  "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

                  "HCFA" means the Health Care Financing Administration or any successor thereto.

                  "Health Care Laws" means any and all federal, state and local laws and regulations governing the licensure, certification, good standing, accreditation and approval of the provision of health care goods and services provided by Borrower and its Subsidiaries, including but not limited to laws and regulations relating to licensure of operation, certificates of need, certificates of operations, insurance, fraud and abuse, kickbacks, false claims, physician self-referral arrangements, Medicaid, the federal Food, Drug & Cosmetic Act (FDCA) and the Food and Drug Administration.

                  "Initial Payment Account" means the first Payment Account established pursuant to this Agreement.

                  "Initial Payment Account Bank" means the bank holding the Initial Payment Account.

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

                  "Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, the consolidated gross interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business

                  Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period pertaining to a LIBOR Rate
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period shall extend beyond the
                  Stated Termination Date or any renewal term.

                  "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                  "Invoice Date" means, with respect to an Account, the date on which the Borrower first submitted a claim to the Account Debtor (other than a Self-Pay Account Debtor) with regard to such Account.

                  "IRS" means the Internal Revenue Service or any successor agency.

                  "Latest Plan" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to Section 8.2(f), the "Matria 1997 Business/Performance Plan As Prepared for Board of Directors December 1996", a true, complete and correct copy of which was provided by the Borrower to the Lender prior to the Closing Date; and (b) thereafter, the business plan most recently received by the Lender pursuant to Section 8.2(f).

                  "Lender" is defined in the preamble.

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

                  "LIBOR Interest Rate Determination Date" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

                  "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16 of 1%) notified to the Lender by Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Rate Loans" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give or file, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction), regardless of whether any of the foregoing is consensual or arises by operation of law or otherwise is non-consensual.

                  "Loans" means, collectively, all loans and advances provided for in Section 2.

                  "Loan Documents" means this Agreement, the Pledge Agreement, each Subsidiary Guaranty, the Blocked Account Agreement, the Account Debtor Notices, the Borrowing Base Certificates, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

                  "Material Adverse Effect" means a material adverse effect on the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations or condition (financial or otherwise).

                  "Maximum Rate" has the meaning specified in Section 3.3.

                  "Maximum Revolving Credit Line" has the meaning specified in clause (a) of the definition of Availability.

                  "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act.

                  "Medicaid Account" means an Account representing a claim payable under Medicaid.

                  "Medicare" means the health insurance program established by Title XVIII of the Social Security Act.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

                  "Net Amount of Eligible Accounts" means the gross amount of Eligible Accounts less sales, excise or similar taxes, and less discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts (including without limitation discounts, claims and allowances based on any fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation required by the related Account Debtors) and disregarding interest, if any, payable by the related Account Debtors.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(b).

                  "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations (monetary or otherwise), covenants, duties, and Debt owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others) absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, all debts, liabilities and obligations now or hereafter owing from the Borrower to the Lender arising from or related to ACH Transactions pursuant to the indemnity provided in Section 2.3 hereof.

                  "Offset Reserve" means, with respect to all Accounts and Account Debtors (other than a Self-Pay Account Debtors), the result (but not less than zero) of (a) the sum of the amounts which such Account Debtors have requested or directed the Borrower to pay, or as to which any such Account Debtors have notified the Borrower that such Account Debtors shall withhold, setoff or recoup from the Borrower, in respect of actual or alleged overpayments by any such Account Debtor in respect of any Account, plus (b) the aggregate amount which the Borrower is indebted to such Account Debtors arising from the fact that an Account Debtor, in addition to being an Account Debtor, has an additional relationship with the Borrower (e.g., the Borrower is a tenant or customer of the Person that is an Account Debtor), minus (c) the amount paid by the Borrower to Account Debtors described in clause (a) as a refund of the overpayments contemplated by clause (a); provided that clauses (a) and (b) shall apply only if the aggregate amount at issue relating to any Account Debtor exceeds one hundred thousand dollars ($100,000) or if the aggregate amount at issue relating to all Account Debtors exceeds two hundred thousand dollars ($200,000).

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participating Lender" means any Person who shall have been granted the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

                  "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 7.10, to which the funds of the Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or the Borrower, as the Lender may determine, on terms and with a bank acceptable to the Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six (6) plan years.

                  "Permitted Liens" means:

                  (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect;

                  (b) Liens in favor of the Lender;

                  (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect;

                  (d) consensual Liens granted in the ordinary course of the Borrower's business, in favor of (1) landlords covering goods located on premises leased by the Borrower (and covering no Property other than such goods) and securing payment of obligations under leases between such landlords and the Borrower, but only if such consensual Liens in favor of landlords (A) existed on the Closing Date, (B) arise under a lease pursuant to which the aggregate lease payments during any year do not exceed one hundred thousand dollars ($100,000), or (C) were consented to in writing by the Lender after the Closing Date, (2) warehousemen covering goods located at warehouse locations of the Borrower (and covering no Property other than such goods) and securing payment of obligations under warehouse agreements between such warehousemen and the Borrower, (3) carriers covering goods in transit (and no Property other than such goods) and securing transportation charges owed by the Borrower to such carriers, and (4) mechanics covering goods in the possession of such mechanics (and covering no Property other than such goods) securing obligations, relating to the repair of such goods, owed by the Borrower to such mechanics; provided, however, that, without the prior written consent of the Lender, the Borrower shall not execute or deliver any Uniform Commercial Code financing statements, or permit any Uniform Commercial Code financing statements to be filed or remain on file in any public filing office, in connection with the Liens permitted by this clause (d);

                  (e) Liens arising from cash deposits in connection with workers' compensation or other unemployment insurance incurred in the ordinary course of the Borrower's business;

                  (f) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money;

                  (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;

                  (h) purchase money security interests in equipment and liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 10.11, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset;

                  (i) the right of a Government Account Debtor to make payment to the Borrower rather than the Lender absent circumstances (e.g., a court order) contemplated by applicable law;

                  (j) Liens on assets of any Subsidiary acquired after the Closing Date if (x) such Liens were in place prior to the date of such acquisition and (y) such Liens are of the type described in the other clauses of this definition of Permitted Liens; and

                  (k) the rights of patients to use and maintain possession of equipment obtained by such patients from the Borrower in the ordinary course of business.

                  "Permitted Stock Repurchase" means a repurchase by the Borrower of capital stock issued by the Borrower if all of the following conditions are satisfied immediately before and after giving effect to such repurchase: (i) the aggregate amount of stock repurchases by the Borrower since the Closing Date does not exceed ten million dollars ($10,000,000) or such other amount as the Lender shall have agreed to in writing; (ii) the Availability is not less than five million dollars ($5,000,000); and (iii) no Event or Event of Default exists.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Public Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or an ERISA Affiliate sponsors or maintains or to which the Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pledge Agreement" has the meaning specified in Section 11.1.

                  "Premises" means the land identified by addresses on Schedule
9.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower has any interests on the Closing Date.

                  "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all Collections, cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

                  "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

                  "Receivables" means all of the Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including without limitation Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, investment property, general intangibles (including without limitation choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan), interests in or claims under any policy of insurance, and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

                  "Records" means books, documents, EOBs, instruments, files and other records (including without limitation computer programs, tapes and disks) that evidence an Account or are otherwise necessary or desirable to collect an Account.

                  "Reference Rate" means the rate of interest publicly announced from time to time by the Bank as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                  "Reference Rate Loans" means a Revolving Loan during any period in which it bears interest based on the Reference Rate.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

                  "Restricted Investment" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (i) fixed assets to be used in the business of the Borrower or any of its Subsidiaries, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the rendition of services by the Borrower and its Subsidiaries, in each case in the ordinary course of business; (iii) Permitted Cash Equivalents (as defined below); and (iv) Permitted Bonds and Notes (as defined below); provided, however, that the Borrower shall diversity its investments in Permitted Cash Equivalents and Permitted Bonds and Notes such that not more than 10% of the market value of the total amount of all Permitted Cash Equivalents and Permitted Bonds and Notes will be invested in any one issue, and not more than 10% of the market value of the total amount of all Permitted Cash Equivalents and Permitted Bonds and Notes will be invested in any one Person (other than obligations of the United States government).

                  For purposes of the foregoing, "Permitted Cash Equivalents" shall mean:

                  (a) commercial paper with a maturity of 270 days or less and rated A1 or better by S&P or P1 or better by Moody's;

                  (b) U.S. certificates of deposit and time deposits in each case from any bank with total assets in excess of five billion dollars;

                  (c) Eurodollar certificates of deposit and Eurodollar time deposits in each case from any bank which is organized under U.S. federal or state law and which has total assets in excess of twenty-five billion dollars;

                  (d) tax-exempt or taxable put paper fully supported by direct-pay letters of credit issued by banks having senior debt rated A- or better by S&P or A3 or better by Moody's;

                  (e) tax-exempt or taxable commercial paper fully supported by direct-pay letters of credit issued by banks having senior debt rated A- or better by S&P or A3 or better by Moody's;

                  (f) tax-exempt or taxable notes with a maturity of one year or less issued by Persons rated A- or better by S&P or A3 or better by Moody's;

                  (g) tax-exempt or taxable money market funds rated MIG-1 or MIG-2; and

                  (h) tax-exempt or taxable bonds with a maturity of one year or less issued by Persons rated A- or better by S&P or A3 or better by Moody's.

For purposes of the foregoing, "Permitted Bonds and Notes" shall mean:

         (1) tax-exempt or taxable bonds issued by any Person rated BBB or better by S&P or Baa or better by Moody's; and

         (2) tax-exempt or taxable notes issued by any Person rated A- or better by S&P or A3 or better by Moody's.

                  "Reversions" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

                  "Revolving Loans" has the meaning specified in Section 2.2.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

                  "Self-Pay Account" means (i) the "co-pay" or "deductible" portion of an Account payable by a Self-Pay Account Debtor, or (ii) the entire Account when the entire amount is payable by a Self-Pay Account Debtor.

                  "Self-Pay Account Debtor" means an individual "natural" person.

                  "Solvent" means when used with respect to any Person that at the time of determination:

                  (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Specified Account Debtor" means an Account Debtor designated as such in writing by the Lender to the Borrower (so long as the Lender shall not have given a subsequent notice to the effect that such Account Debtor is no longer a Specified Account Debtor).

                   "Specified New Subsidiary" means a joint venture to which the Borrower is a party, or any Subsidiary that is not wholly owned by the Borrower, in each case which is engaged in a business relating to the Borrower's business as such business is conducted as of the Closing Date, so long as during the term of this Agreement the aggregate amount of the Borrower's Restricted Investments
(a) in respect of any single such joint venture or Subsidiary does not exceed fifty thousand dollars ($50,000) and (b) in respect of all such joint ventures or Subsidiaries does not exceed one million dollars ($1,000,000) (it being understood that compliance with the foregoing clauses (a) and (b) shall be measured by reference to the actual amount of such Restricted Investments made by the Borrower without giving effect to any appreciation or depreciation in the value of such Restricted Investments, whether realized or unrealized).

                  "Stated Termination Date" has the meaning specified in Section 14.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

                  "Subsidiary Guaranty" has the meaning specified in Section
11.1.

                  "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

                  "Termination Fee" has the meaning set forth in Section 14.

                  "Tokos Medical" means Tokos Medical Corporation (Delaware), a Delaware corporation, which merged into the Borrower in 1996.

                  "Total Facility" has the meaning specified in Section 2.1.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "Unbilled Account" means an Account as to which the Borrower has not submitted to the related Account Debtor (other than a Self-Pay Account Debtor) all necessary claim forms, other documentation and information required in order for such Account Debtor to make payment of such Account.

                  "Unused Line Fee" has the meaning specified in Section 3.1(c).

                  1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                  1.3 Interpretive Provisions. (a) All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

                  (b) Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

                  (c) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (e) Unless specified herein, references herein to times of day are to New York City time.

                  (f) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (g) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with its terms.

                  (h) This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, each of the parties hereto and thereto and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

2.       LOANS.

                  2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender shall make available a total credit facility of up to twenty-five million dollars ($25,000,000) (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit up to the limits of the Availability, consisting of Revolving Loans as described in Section 2.2.

                  2.2  Revolving Loans.

                  (a) The Lender shall, upon the Borrower's request from time to time, make revolving loans (the "Revolving Loans") to the Borrower up to the limits of the Availability. The Lender, in its discretion, may elect to make Revolving Loans in excess of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (with Availability determined for this purpose without subtracting the outstanding amount of the Revolving Loans) then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. The Lender shall charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender (and all references in this Agreement to the Borrower's "loan account" shall be references to such account). All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, shall be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

                           (b)  Procedure for Borrowing.

                                    (i)     Each Borrowing shall be made upon
the Borrower's irrevocable written (or, as provided below, telephonic) notice ("Notice of Borrowing") delivered to the Lender which notice must be received by the Lender not later than (1) 11:00 a.m., New York City time, three Business Days prior to the requested Funding Date in the case of LIBOR Rate Loans and (2) 11:00 a.m., New York City time, on the requested Funding Date in the case of Reference Rate Loans, specifying:

                                            (A)      the amount of the Borrowing
which, in the case of LIBOR Rate Loans, shall be in an amount not less than two million five hundred thousand dollars ($2,500,000) and in an integral multiple of five hundred thousand dollars ($500,000) in excess thereof;

                                            (B)      the requested Funding Date,
which shall be a Business Day;

                                            (C)      whether the Revolving Loans
requested are to be Reference Rate Loans or LIBOR Rate Loans; and

                                            (D)      the duration of the
Interest Period if the requested Revolving Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month; provided, however, that with respect to the Borrowings to be made on the Closing Date, such Borrowings shall consist of Reference Rate Loans only.

                                    (ii)    After giving effect to any
Borrowing, there may not be more than three different Interest Periods in effect.

                                    (iii)   With respect to any request for
Loans, in lieu of delivering the above-described Notice of Borrowing in writing the Borrower may give the Lender an irrevocable telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, but the Lender shall be entitled to rely on the telephonic notice in making such Loans. Each oral request for a Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so, and the crediting of a Revolving Loan to the Borrower's deposit account at the Bank, shall conclusively establish the obligation of the Borrower to repay such Loan as provided herein. No such oral request shall direct the Lender to make a payment other than to the Borrower's disbursement account at the Bank, and the Lender agrees that it shall not honor any such request.

                  2.3 Automated Clearing House Transfers and Overdrafts. The Borrower may request and the Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank ACH Transactions. The Borrower agrees to indemnify and hold the Lender harmless from any and all obligations now or hereafter owing by the Lender to the Bank arising from or related to such ACH Transactions pursuant to the indemnity referred to in clause (c) below. The Borrower agrees to pay the Bank all amounts owing to the Bank pursuant to ACH Transactions. In the event the Borrower shall not have paid to the Bank such amounts, the Lender shall pay such amounts to the Bank and such amounts when paid by the Lender shall constitute a Revolving Loan which shall be deemed to have been requested by the Borrower. The Borrower acknowledges and agrees that the obtaining of ACH Transactions from the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank, and (c) is due to the Bank relying on the indemnity of the Lender to the Bank with respect to obligations of the Borrower to the Bank in connection with the ACH Transactions.

         3.       INTEREST AND OTHER CHARGES.

                  3.1 Interest.

                           (a) All Obligations shall bear interest on the
unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

                 (i) For all Obligations, other than LIBOR Rate
Loans, then at a fluctuating per annum rate equal to one-half of one percent (0.50%)(the "Reference Rate Margin") plus the Reference Rate; and

                                    (ii)  If the Loans are LIBOR Rate Loans,
then at a per annum rate equal to two and three-quarters percent (2.75%)(the "LIBOR Margin") plus the LIBOR Rate determined for the applicable Interest Period.

         Each change in the Reference Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty
(360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter.

                           (b) If any Event of Default occurs, then, from the
date such Event of Default occurs until it is cured or waived , or if not cured or waived until all Obligations are paid and performed in full, then upon the election of the Lender the Borrower shall pay interest on the unpaid principal balances of the Revolving Loans at a per annum rate two percent (2%) greater than the rate of interest otherwise specified herein.

                           (c) Unused Line Fee. For every month during the term
of this Agreement, the Borrower shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to one-half of one percent (0.50%) per annum, multiplied by the average daily amount by which the Maximum Revolving Credit Line exceeds the average daily outstanding amount of Revolving Loans during such month, with the outstanding amount of Revolving Loans calculated for this purpose by applying payments immediately upon receipt; provided that (i) no Unused Line Fee shall be payable prior to the month in which the Unused Line Fee Commencement Date (defined below) occurs and (ii) the Unused Line Fee for such month shall be payable for the number of days in such month from and after the Unused Line Fee Commencement Date. "Unused Line Fee Commencement Date" means the earlier to occur of (i) the Effective Date and (ii) October 15, 1997. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty
(360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month and on the termination of this Agreement, in each case, with respect to the prior month or portion thereof.

                  3.2 Conversion and Continuation Elections.

                           (a)      The Borrower may, upon irrevocable written
(or, as provided below, telephonic) notice to the Lender in accordance with subsection 3.2(b) or 3.2(c):

                                    (i)  elect, as of any Business Day, in the
         case of Reference Rate Loans to convert any such Loans (or any part thereof in an amount not less than two million five hundred thousand dollars ($2,500,000), or that is in an integral multiple of five hundred thousand dollars ($500,000) in excess thereof) into LIBOR Rate Loans; or

                                    (ii) elect, as of the last day of the
         applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than two million five hundred thousand dollars ($2,500,000), or that is in an integral multiple of five hundred thousand dollars ($500,000) in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than two million five hundred thousand dollars ($2,500,000), such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                           (b)      The Borrower shall deliver a written notice
of conversion or continuation ("Notice of Conversion/Continuation") to be received by the Lender not later than 11:00 a.m., New York City time, at least three Business Days in advance of the date of conversion or continuation, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                                    (A)     the proposed Conversion/Continuation
Date;

                                    (B)     the aggregate amount of Loans to be
converted or continued;

                                    (C)     the type of Loans resulting from the
proposed conversion or continuation; and

                                    (D)     the duration of the requested
Interest Period.

                           (c)      With respect to any request to continue or
convert Loans, in lieu of delivering the above-described Notice of Conversion/Continuation in writing the Borrower may give the Lender an irrevocable telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, but the Lender shall be entitled to rely on the telephonic notice in converting or continuing such Loans and each such telephonic notice of such request shall be conclusively presumed to be made by a person authorized by the Borrower to do so, and the conversion or continuation of such Loan shall conclusively establish the obligations of the Borrower with respect thereto.

                           (d)      If upon the expiration of any Interest
Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Event or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

                           (e)      During the existence of an Event, the Lender
shall have the right to decline to permit a Loan to be converted into or continued as a LIBOR Rate Loan. During the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                           (f)      After giving effect to any conversion or
continuation of Loans, there may not be more than three different Interest Periods in effect.

                  3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

                  3.4 Facility Fee. The Borrower shall pay the Lender on the Closing Date a facility fee in the amount of two hundred fifty thousand dollars ($250,000) (the "Facility Fee"), less fifty thousand dollars ($50,000) previously paid as a commitment fee by the Borrower in respect thereof pursuant to the letter agreement dated June 4, 1997 between the Borrower and the Lender.

         4.       PAYMENTS AND PREPAYMENTS.

                  4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero).

                  4.2 Place and Form of Payments; Extension of Time. All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.10. Except for Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

                  4.3 Application and Reversal of Payments. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

                  4.4 INDEMNITY FOR RETURNED PAYMENTS. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED

SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section
4.4 shall survive the termination of this Agreement.

         5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and absent manifest error shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender shall provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement absent manifest error shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.3 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made shall be considered to be disputed by the Borrower.

         6.  TAXES, YIELD PROTECTION AND ILLEGALITY

                  6.1  Taxes.

                           (a)  Any and all payments by the Borrower to the
Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                           (b)  The Borrower agrees to indemnify and hold
harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

                           (c)  If the Borrower shall be required by law to
deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                                    (i)   the sum payable shall be increased
as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                                    (ii)  the Borrower shall make such
deductions and withholdings;

                                    (iii) the Borrower shall pay the full
amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                    (iv)  the Borrower shall also pay to the
Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Lender.

                  (e) If the Lender shall receive any refund or credit in respect of any taxes paid by the Borrower under this Section 6.1, the Lender shall promptly pay to the Borrower the Borrower's share of such refund or credit.

             6.2  Illegality.

                  (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans then outstanding, together with interest accrued thereon and amounts required under
Section 6.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Loan.

             6.3  Increased Costs and Reduction of Return.

                  (a) If the Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation after the date hereof or (ii) the compliance by the Lender with any guideline or request made after the date hereof from any central bank or other Public Authority (whether or not having the force of law), it being understood that all of the foregoing shall include any regulations issued from time to time by the Board of Governors of the Federal Reserve for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and, within 30 days following demand by the Lender from time to time to the Borrower (each such demand to be accompanied by a certificate from the Lender (i) setting forth in reasonable detail the amount then payable to the Lender pursuant to this clause (a) and
(ii) stating that the Lender is generally charging such amounts to other customers similarly situated with the Borrower, which certificate shall be conclusive and binding on the Borrower in the absence of manifest error), the Borrower shall pay to the Lender additional amounts as are sufficient to compensate the Lender for such increased cost; provided, however, that the Borrower shall not be liable under this clause (a) for any increased cost arising more than 120 days prior to the date a related certificate of the Lender is delivered under this clause (a).

                  (b) If the Lender shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then the Borrower shall be liable for, and, within 30 days following demand of the Lender from time to time to the Borrower (each such demand to be accompanied by a certificate from the Lender (i) setting forth in reasonable detail the amount then payable to the Lender pursuant to this clause (b) and
(ii) stating that the Lender is generally charging such amounts to other customers similarly situated with the Borrower, which certificate shall be conclusive and binding on the Borrower in the absence of manifest error), the Borrower shall pay to the Lender additional amounts sufficient to compensate the Lender for such increase; provided, however, that the Borrower shall not be liable under this clause (b) for any increase arising more than 120 days prior to the date a related certificate of the Lender is delivered under this clause
(b). Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3. For purposes of this clause (b), "Capital Adequacy Regulation" shall include any regulations issued from time to time by the Board of Governors of the Federal Reserve for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                  6.4 Funding Losses. The Borrower shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                           (a)      the failure of the Borrower to make on a
timely basis any payment of principal of any LIBOR Rate Loan;

                           (b)      the failure of the Borrower to borrow,
continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                           (c)      the prepayment or other payment (including
after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

                  6.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the

LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender shall promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

                  6.6 Survival. The agreements and obligations of the Borrower in this Section 6 shall survive the payment of all other Obligations.

                  6.7 Termination by the Borrower. If the Lender makes a demand for payment pursuant to Section 6.1 or Section 6.3, and if the circumstances giving rise to such demand are specific to the Lender (as opposed to generally applicable to financial institutions similarly situated to the Lender) or otherwise arise from the Lender's failure to comply with applicable laws, rules or regulations, then the Borrower may, at any time within ninety (90) days after receipt of such demand, request that the Lender withdraw such demand. If the Lender does not withdraw its demand within forty-five (45) days after the Borrower's request for such withdrawal, then the Borrower may terminate this Agreement pursuant to Section 14(b) within ninety (90) days after such forty-fifth (45th) day and no Termination Fee shall be payable in respect of such termination, but the Borrower shall remain liable for all of its Obligations (other than payment of such Termination Fee), including the payments required under Section 6.1 and Section 6.3.

         7.   COLLATERAL.

                  7.1 Grant of Security Interest.

                           (a) As security for the payment and performance of
all of the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of: (i) all Receivables, Inventory, Equipment, Contractual Rights, Proprietary Rights, each Payment Account (including without limitation the Initial Payment Account), and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of Borrower's deposit accounts with any financial institutions with which Borrower maintains deposits; and (iv) all books, Records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Equipment, Contractual Rights, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

                           (b) As additional security for the Obligations, the
Borrower shall simultaneously herewith execute and deliver to the Lender the Pledge Agreement in order to grant to the Lender a continuing and perfected security interest in the stock of all Subsidiaries.

                           (c) All Obligations shall constitute a single loan
secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

                           (d) Notwithstanding the foregoing, but subject to
the next sentence, nothing contained hereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Lender with respect to the Borrower's interest in any license pursuant to which the Borrower is a licensee or in any lease pursuant to which the Borrower is a lessee or any agreement pursuant to which the Borrower markets the product of any Person which is not an Account Debtor. The immediately preceding sentence shall apply if and only to the extent that: (i) the granting of such a security interest by the Borrower to the Lender is prohibited by the written agreement, document or instrument creating or evidencing such license, lease, or marketing agreement, and (ii) the prohibition described in clause (i) shall be enforceable under applicable law (the Borrower's interest in such licenses, leases and marketing agreements being hereinafter referred to as "Excluded Property"). Excluded Property shall not, however, include any portion of the Borrower's interest in a license or lease or marketing agreement which is subject to an agreement, document or instrument prohibiting the grant of a security interest in less than all of such license or lease or marketing agreement, to the extent such portion is not subject to such prohibition.

                  7.2 Perfection and Protection of Security Interest. The Borrower shall, at its expense, perform all reasonable steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) upon request by the Lender, delivering to the Lender the original certificates of title for motor vehicles with the Security Interest properly endorsed thereon; (c) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (d) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) placing notations on the Borrower's books of account to disclose the Security Interest; (f) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (g) delivering to the Lender all letters of credit on which the Borrower is named beneficiary; and (h) taking such other steps as are reasonably deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, if an Event of Default has occurred and is continuing, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by the Borrower, then the Borrower shall use reasonable efforts to obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  7.3 Location of Collateral. The Borrower represents and warrants to the Lender that as of the Closing Date: (a) Schedule 7.3 hereto is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral (other than equipment located at a patient's premises), and the locations of all of its other places of business and (b) Schedule 7.3 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it shall not maintain any Collateral at any location other than those listed on Schedule 7.3, and it shall not otherwise change or add to any of such locations, unless it gives the Lender at least 30 days prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

                  7.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Lender that: (a) all Collateral is and shall continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest shall not be subject to any prior Lien except for the Liens described in (c), (e) and (g) of the definition of Permitted Liens; (c) the Borrower shall use, store, and maintain the Collateral with all reasonable care and shall use the Collateral for lawful purposes only; and (d) the Borrower shall not, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of the Collateral or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by Section 7.12. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                  7.5 [Reserved].

                  7.6 Access and Examination. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect the Borrower's records, files, and books of account and the Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower shall deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time when an Event of Default exists and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest. The Lender shall have the right, at any time, in Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

                  7.7 Insurance. The Borrower shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers rated "A-VII" or better by A.M. Best. The Borrower shall cause the Lender to be named in each such policy as secured party and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain (i) a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of the policy for any reason other than for failure to pay premiums when due, and requiring the insurer to give not less than ten (10) days' prior written notice to the Lender in the event of cancellation of the policy for failure to pay premiums when due, and (ii) a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account as a Revolving Loan. The Borrower shall promptly notify the Lender of each instance of any loss, damage, or destruction to the Collateral in excess of fifty thousand dollars ($50,000) or arising from its use, whether or not covered by insurance. The Borrower shall apply all insurance proceeds to the reduction of the Obligations; provided that, prior to the occurrence of an Event of Default, at the Borrower's option, the Borrower may use such proceeds, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Following the occurrence and during the continuance of an Event of Default, the Lender shall have the right but not the obligation to collect all insurance proceeds directly.

                  7.8 Collateral Reporting. The Borrower shall provide the Lender with the following documents and information at the following times in form agreed upon by the Borrower and the Lender prior to the Closing Date or in such other form as is reasonably satisfactory to the Lender: (a) on a weekly basis, a schedule of collections of accounts receivable, and a schedule of Accounts created since the last such schedule; (b) upon request by the Lender, a schedule of remittance advices no later than five Business Days following the end of the week; (c) upon request by the Lender, copies of invoices, credit memos, shipping and delivery documents; (d) monthly agings of accounts receivable to be delivered no later than the 15th day of each month respecting the immediately preceding month; (e) monthly agings of accounts payable no later than the 15th day of the following month; (f) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by the Borrower; (g) such other reports as to the Collateral (including without limitation reports as to Equipment and Inventory) as the Lender shall reasonably request from time to time; and (h) certificates of an officer of the Borrower certifying as to the foregoing.

         If (x) an Event of Default has occurred, or (y) Loans outstanding exceed 60% of Availability (assuming no Loans are outstanding), or (z) Availability is less than four million dollars ($4,000,000), then, upon request from the Lender, the Borrower shall provide the information specified in clause
(a) of this Section 7.8 on a daily basis and the Lender shall have the right to retain the services of a collateral monitoring company (at the Borrower's expense) to aid in providing and assessing any and all reports relating to Accounts and collections as may be designated by the Lender from time to time. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

                  7.9 Accounts.

                          (a) The Borrower hereby represents and warrants to the
Lender and agrees with the Lender that: (i) each existing Account represents, and each future Account shall represent, a bona fide sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account shall be, at the time any such Account arose and at the time any such Account is billed, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim, other than discounts required by law or contract, and corrections of billing errors, in the ordinary course of the Borrower's business; (iii) no payment shall be received with respect to any Account, and no credit, discount, extension, or agreement therefor shall be granted on any Account, except as reported to the Lender in accordance with this Agreement; (iv) each copy of an invoice delivered to the Lender by the Borrower shall be a genuine copy of the original invoice sent to the Account Debtor named therein; (v) all goods described in any invoice representing a sale of goods shall have been delivered to the Account Debtor and all services of the Borrower described in any invoice shall have been performed; (vi) each of the Accounts and the related contracts is in full force and effect and represents and constitutes a legal, valid and binding obligation of the related Account Debtor, enforceable against such Account Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; (vii) if the fees charged for the services or goods constituting the basis for any Account were subject to limitations imposed by contracts for reimbursement from the related Account Debtor, each such Account for which the fees are so restricted has been clearly identified to the Lender as being subject to such restriction; (viii) promptly following notice from an Account Debtor as to an earlier overpayment by such Account Debtor to the Borrower, the Borrower has made all payments to such Account Debtor which are necessary to prevent such Account Debtor from offsetting such overpayment against any amount which such Account Debtor owes on the Accounts; (ix) no direction of the Borrower or any other Person is in effect directing Account Debtors (A) to remit payments in respect of the Accounts (except Accounts generated by Tokos Medical prior to March 8, 1996) other than to a lock box covered by the Blocked Account Agreement or (B) to remit EOBs in respect of the Accounts to any Person or address other than to the Borrower at its chief executive office listed in Schedule 7.3; and (x) each Government Offset to which the Borrower has been subject with the five years prior to the date of this Agreement is listed in Schedule 7.9. As of the date of each Borrowing, the Borrower is unaware of any potential Government Offset that has not been disclosed by the Borrower to the Lender in writing prior to that date. Except as set forth on Schedule 7.9, all of the Medicaid audit reports of the Borrower required to be filed for all reporting periods have been filed with the applicable state agency, or other HCFA-designated agents or agents of such state agency.

                           (b) The Borrower shall not re-date any invoice or
sale or make sales on extended dating or extend or modify any Account (other than to correct billing errors in the ordinary course of the Borrower's business). If the Borrower becomes aware of any matter that could adversely affect any Account Debtor (other than a Self-Pay Account Debtor), including information regarding the Account Debtor's creditworthiness, the Borrower shall promptly so advise the Lender.

                           (c) The Borrower shall not accept any note or other
instrument (except a check or other instrument for the immediate payment of money) with respect to any Account (other than a Self-Pay Account) without the Lender's written consent. If the Lender consents to the acceptance of any such note or other instrument, it shall be considered as evidence of the Account and not payment thereof, and the Borrower shall promptly deliver such note or instrument to the Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Borrower shall remain liable thereon until such note or instrument is paid in full.

                           (d) The Borrower shall notify the Lender promptly of
all disputes and claims (other than as to discounts required by law or contract, and corrections of billing errors, in the ordinary course of the Borrower's business) with Persons which are Account Debtors, involving in excess of twenty-five thousand dollars ($25,000) for any single dispute or claim and in excess of one hundred thousand dollars ($100,000) for all such disputes and claims, whether any such Person is acting in its capacity as an Account Debtor or in its individual capacity (e.g., as a landlord or supplier of the Borrower), and all alleged or asserted Government Offsets and settle or adjust them at no expense to the Lender. No discount, credit or allowance shall be granted to any Account Debtor (other than in respect of Self-Pay Accounts) without the Lender's consent, except for: (i) discounts required by law or contract, and corrections of billing errors, in the ordinary course of the Borrower's business; and (ii) any other discount which does not exceed ten thousand dollars ($10,000), provided that the aggregate amount of discounts permitted pursuant to this clause (ii) during any calendar year shall not exceed one hundred thousand dollars ($100,000). The Lender may at all times following the occurrence and during the continuance of an Event of Default hereunder settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Lender considers advisable and, in all cases, the Lender shall credit the Borrower's loan account with only the net amounts received by the Lender in payment of any Accounts.

                  7.10 Collection of Accounts; Payments.

                           (a)  Until the Lender notifies the Borrower to the
contrary, the Borrower shall make collection of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. If the Lender requests, the Borrower shall establish a lock-box service for collections of Accounts at a bank mutually acceptable to the Lender and the Borrower and pursuant to documentation satisfactory to the Lender. If such lock-box service is established, the Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. Unless the Lender otherwise directs, the Initial Payment Account shall be the only Payment Account for purposes of this Agreement. All collections received in any such lock box or Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time after the occurrence and during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. At the Lender's request, the Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

                           (b) At any time following the earliest to occur of
(i) the delivery of the first Notice of Borrowing under this Agreement, (ii) an Event or Event of Default, or (iii) Availability becoming less than four million dollars ($4,000,000), the Lender shall have the right to instruct the Initial Payment Account Bank to remit, by automatic standing wire transfer, on each Business

Day, all available amounts in the Initial Payment Account to the Lender (and such amounts shall be applied in accordance with Section 4.3).

                           (c) All payments received by the Lender on account of
Accounts or as Proceeds of other Collateral shall be the Lender's sole property and subject to the Lender's sole control. If such payments are received by the Lender at or prior to 2:00 p.m., New York City time, on any Business Day, such payments shall be credited to the Borrower's loan account (conditional upon final collection) on such Business Day. If such payments are received by the Lender after 2:00 p.m., New York City time, on any Business Day, such payments shall be credited to the Borrower's loan account (conditional upon final collection) on the next Business Day.

                           (d) In the event the Borrower repays all of the
Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment shall be credited (conditional upon final collection) to the Borrower's loan account in accordance with Section 7.10(c).

                  7.11     [Reserved]

                  7.12 Equipment. The Borrower represents and warrants to the Lender that all of the Equipment is and shall be used or held for use in the Borrower's business and is and shall be fit for such purposes during the remainder of its useful life. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrower shall promptly inform the Lender of any material additions to or deletions from the Equipment.

                  7.13 Material Contracts. The Borrower shall fully perform all of its obligations under each of the contracts and agreements to which it is a party and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, the Borrower shall not take any action or fail to take any action with respect to any such contract or agreement that would cause the termination of any Material Contract. As used in this Section 7.13, "Material Contract" means any contract or agreement to which the Borrower is a party if such contract or agreement involves amounts paid or payable to or by the Borrower in excess of one hundred thousand dollars ($100,000) during any calendar year. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under any Material Contract. The Borrower shall not, without the Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any Material Contract, the Contractual Rights relating to any Material Contract, any collateral securing the same, or the identity of any Person liable directly or indirectly with respect thereto. The Borrower shall notify the Lender in writing, promptly after it becomes aware thereof, of any event or fact which could reasonably be expected to give rise to a claim by it for indemnification under any Material Contract and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. The Borrower shall remit directly to the Lender, for application to the Obligations in such order as the Lender determines, all amounts received by the Borrower as indemnification or otherwise pursuant to any contract or agreement relating to Contractual Rights. If the Borrower shall fail after the Lender's demand to diligently pursue any right under any contract or agreement relating to Contractual Rights, or if an Event of Default exists, then the Lender may directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender determines. All amounts thereby recovered by the Lender, after deducting Lender's costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Lender determines. In any suit, proceeding or action brought by the Lender under any contract or agreement relating to a Contractual Right for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under each contract or agreement relating to Contractual Rights and the Lender's exercise of any of its rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower's duties or obligations under any contract or agreement relating to Contractual Rights or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

                  7.14 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and shall be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and shall be owned by the Borrower free and clear of all Liens other than Permitted Liens.

                  7.15 Right to Cure. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of the Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other obligation giving rise to any Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 7.15 and all reasonable out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 7.15 shall be without prejudice to any right to assert an Event of Default hereunder.

                  7.16 Power of Attorney. The Borrower hereby appoints the Lender and the Lender's designees as the Borrower's attorney, subject to the provisions of applicable law, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                  7.17 Lender's Rights, Duties, and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence of and during the continuation of an Event of Default, the Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

                  7.18 [Reserved]

                  7.19 License for use of Software and Other Intellectual Property. The Borrower hereby grants the Lender a non-exclusive, royalty-free license (with the right to sublicense) to use, without payment or royalty of any kind, all computer software programs, tapes, disks, data bases, processes and materials used by the Borrower in connection with its business or in connection with the Collateral, which license shall be irrevocable so long as any of the Obligations remain outstanding or this Agreement is in effect; provided that should the consent of any licensor of the Borrower to such grant of the license described herein be required, the Borrower hereby agrees that, upon the request of the Lender, the Borrower shall use its best efforts to obtain the consent of such third-party licensor and, in the absence of obtaining such consent, shall, upon request of the Lender, download all information contained in such licensed computer software programs, tapes, disks, data bases, processes and materials in a format which is accessible by the Lender or otherwise print out such information.


         8.       BOOKS AND RECORDS; FINANCIAL INFORMATION;
NOTICES.

                  8.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

                  8.2 Financial Information. The Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower and its Subsidiaries shall furnish to the Lender, in such detail as the Lender shall request, the following:

                           (a)  As soon as available, but in any event not later
than 105 days after the close of each Fiscal Year, a copy of the Borrower's annual report on Form 10-K filed with the Securities and Exchange Commission or, if the Borrower is no longer required to file an annual report on Form 10-K with the Securities and Exchange Commission, consolidated and consolidating audited balance sheets, and statements of operation, and stockholders equity and cash flows for the Borrower and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender.

                           (b)  As soon as available, but in any event not later
than 50 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, a copy of the Borrower's quarterly report on Form 10-Q filed with the Securities and Exchange Commission or, if the Borrower is no longer required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, consolidated and consolidating unaudited condensed balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited condensed statements of income and cash flows for the Borrower and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes, if any, thereto, all in reasonable detail fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be fairly stated in all material respects by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

                           (c)  As soon as available, but in any event not later
than 30 days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

                           (d)  With each of the audited Financial Statements
delivered pursuant to Section 8.2(a), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default under Sections 10.20 through 10.24, except for those, if any, described in reasonable detail in such certificate.

                           (e)  With each of the annual audited and quarterly
unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of the chief executive or chief financial officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with its covenants set forth in Sections
10.20 through 10.24 during the period covered in such Financial Statements, and
(ii) stating that, except as explained in reasonable detail in such certificate,
(A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and (iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                           (f)  No sooner than 90 days prior to the beginning
of, and not later than January 30 of, each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for the Borrower and its Subsidiaries on a consolidated basis as at the end of and for each month of such Fiscal Year.

                           (g)  Within 50 days after the end of each fiscal
quarter, a report of the Capital Expenditures of the Borrower and its Subsidiaries for such quarter and, if the Borrower is no longer required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, a statement of cash flow for the Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to
Section 8.2(a).

                           (h) Promptly after their preparation, copies of any
and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders.

                           (i) Promptly after the filing of any regular,
periodic or special reports (other than those delivered pursuant to a different clause of this Section 8.2), registration statement, prospectus or any amendment to any of the foregoing by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, copies of each such report, registration statement, prospectus or amendment.

                           (j) Promptly following the request of the Lender,
a copy of each annual report or other filing or notice filed with respect to each Plan of the Borrower or any ERISA Affiliate with the PBGC, DOL, or IRS.

                           (k) Such additional information as the Lender may
from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

                  8.3 Notices to Lender. The Borrower shall notify the Lender in writing of the following matters at the following times:

                           (a) Immediately after becoming aware of the
existence of any Event or Event of Default.

                           (b) Immediately after becoming aware that the holder
of any capital stock of the Borrower or of any Debt in excess of one million dollars ($1,000,000) has given notice or taken any action with respect to a claimed default.

                           (c) Immediately after becoming aware of any material
adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

                           (d) Immediately after becoming aware of any pending
or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, or any actual or potential Government Offset, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                           (e)  Immediately after becoming aware of any pending
or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower or any of its Subsidiaries.

                           (f)  Immediately after becoming aware of any
violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, any Subsidiary, or their respective Properties which may have a Material Adverse Effect.

                           (g)  Immediately after becoming aware of any
violation by the Borrower of Environmental Laws (which violation could reasonably be expected to have a Material Adverse Effect) or immediately upon receipt of any notice that a Public Authority has asserted that the Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

                           (h)  Thirty (30) days prior to the Borrower changing
its name or the address of its chief executive office or the address of any of its other places of business.

                           (i)  Immediately after becoming aware of any ERISA
Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect the Borrower's business, operation, or condition (financial or otherwise).

                           (j) Immediately upon becoming aware of any delinquent
taxes which, individually or in the aggregate, exceed one hundred thousand dollars ($100,000).

                  Each notice given under this Section 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

                  The foregoing shall not limit the Borrower's obligation to give other notices under this Agreement, including without limitation its obligation to notify the Lender in accordance with Section 7.9(d) as to disputes and claims and alleged or asserted Government Offsets.

         9.       GENERAL WARRANTIES AND REPRESENTATIONS.

                  The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

                  9.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff, or counterclaim, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and shall not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or bylaws of the Borrower or any of its Subsidiaries.

                  9.2 Validity and Priority of Security Interest. The provisions of this Agreement, and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens shall constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in Section 7.4 and enforceable against the Borrower and all third parties, it being understood that the Borrower makes no representation and warranty as to the ability of the Lender (absent a court order) to collect amounts directly from Government Account Debtors in respect of Accounts owing by such Government Account Debtors.

                  9.3 Organization and Qualification. The Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the States of California, Georgia, and all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to result in a Material Adverse Effect; and (c) has all requisite power and authority to conduct its business and to own its Property.

                  9.4 Corporate Name; Prior Transactions. The Borrower has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 9.4.

                  9.5 Subsidiaries and Affiliates. Schedule 9.5 is a correct and complete list as of the Closing Date of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Since the Closing Date, the Borrower has notified the Lender as to the name and relationship to the Borrower of any other Person which became a Subsidiary or other Affiliate of the Borrower after the Closing Date. The Borrower and/or the applicable Subsidiary of the Borrower is the only record and beneficial owner of all of the shares of capital stock or other ownership interests of each of the Subsidiaries, in each case as listed on Schedule 9.5 or as specified in such notification. There are no proxies, irrevocable or otherwise, with respect to such shares or ownership interests, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of or ownership interests in any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock, securities convertible into or exchangeable for such shares, or any other ownership interests. All of such shares or ownership interests so owned by the Borrower are owned by the Borrower free and clear of any Liens other than Permitted Liens. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 9.5, which are the only states in which the failure to be so qualified would result in a Material Adverse Effect.

                  9.6  Financial Statements and Plan.

                           (a)  The Borrower has delivered to the Lender the
audited consolidated balance sheet and related consolidated statements of operations, cash flows, and changes in stockholders equity for the Borrower and its Subsidiaries as of December 31, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, KPMG Peat Marwick LLP. The Borrower has also delivered to the Lender the Borrower's Form 10-Q for the quarterly period ended June 30, 1997, which contains unaudited financial statements and is attached hereto as Exhibit
A. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                           (b)  The Latest Plan represents the Borrower's best
estimate of the Borrower's future financial performance for the periods set forth therein. The Latest Plan has been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

                  9.7  [Reserved]

                  9.8 Solvency. The Borrower is Solvent prior to and after giving effect to the making of each Revolving Loan.

                  9.9 Debt. The Borrower has no Debt, except (a) the Obligations, (b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby, (e) other Debt listed in Schedule 9.9, and (f) Debt otherwise permitted under Section 10.12.

                  9.10 Distributions. Since December 31, 1996, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower.

                  9.11 Title to Property. Except for Property which the Borrower leases, and except as a result of the existence of Permitted Liens, the Borrower has good and marketable title in fee simple to the Premises and good, indefeasible, and merchantable title to all of its other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business.

                  9.12 Adequate Assets. The Borrower possesses adequate assets for the conduct of its business.

                  9.13 Real Property; Leases. Schedule 9.13 contains a correct and complete list, as of the Closing Date, of all real property owned by the Borrower, all leases and subleases of real or personal property by the Borrower as lessee or sublessee, and all leases and subleases of real or personal property by the Borrower as lessor or sublessor. Since the Closing Date, the Borrower has notified the Lender as to all other real property acquired by the Borrower, and all leases and subleases of real property (and all leases or subleases of personal property involving payments by the Borrower during any Fiscal Year in excess of ten thousand dollars ($10,000), entered into by the Borrower after the Closing Date. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity and no default by any party to any such lease or sublease exists.

                  9.14 Proprietary Rights. Schedule 9.14 contains a correct and complete list, as of the Closing Date, of all the Borrower's Proprietary Rights. Since the Closing Date, the Borrower has notified the Lender as to all other Proprietary Rights of which the Borrower became the owner after the Closing Date. None of the Proprietary Rights are subject to any licensing agreement or similar arrangement except as set forth on Schedule 9.14 or in such notification. None of the Proprietary Rights infringe on or conflict with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 9.14 or in such notification constitute all of the Property of such type necessary to the current and anticipated future conduct of the Borrower's business.

                  9.15 Trade Names and Terms of Sale. All trade names or styles under which the Borrower shall sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule
9.15. The Borrower bills each Account Debtor having outstanding Accounts at least once each calendar month. The Borrower does not redate any invoice after such invoice has been sent to an Account Debtor.

                  9.16 Litigation. Except as set forth on Schedule 9.16, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which could reasonably be expected to result in a Material Adverse Effect.

                  9.17 Restrictive Agreements. The Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents, or which could otherwise reasonably be expected to result in a Material Adverse Effect.

                  9.18 Labor Disputes. As of the Closing Date, except as set forth on Schedule 9.18: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries;
(b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower, or any of its Subsidiaries or their respective employees. Since the Closing Date, the Borrower has notified the Lender as to any matters covered by clause (a), (b), (c) or (d) of the previous sentence which first arose or existed after the Closing Date.

                  9.19  Environmental Laws.

                           (a)  The Borrower and its Subsidiaries have complied
in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with or violation of any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                           (b)  The Borrower and its Subsidiaries have obtained
all permits necessary for their current operations under Environmental Laws, and all such permits are valid and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits.

                           (c)  Neither the Borrower nor any of its
Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any Contaminant on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

                           (d)  Neither the Borrower nor any of its Subsidiaries
has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                           (e)  None of the present or past operations of the
Borrower and its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                           (f)  To the best of the Borrower's knowledge there is
not now, nor has there ever been on or in the Premises:

                                (i) any underground storage tanks or surface
impoundments,

                                (ii) any asbestos-containing material, or

                                (iii)  any polychlorinated biphenyls (PCB's)
used in hydraulic oils, electrical transformers or other equipment.

                           (g)  Neither the Borrower nor any of its Subsidiaries
has filed any notice under any applicable requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                           (h)  Neither the Borrower nor any of its Subsidiaries
has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                           (i)  None of the products manufactured, distributed
or sold by the Borrower or any of its Subsidiaries contains asbestos-containing material.

                           (j)  No Environmental Lien has attached to any
Premises of the Borrower or any of its Subsidiaries.

                  9.20  Health Care Laws. Except as otherwise disclosed on
Schedule 9.20:

                           (a)  Each of the Borrower and its Subsidiaries have
complied in all material respects with all Health Care Laws applicable to its business, and neither the Borrower nor any Subsidiary nor any of its present operations, nor its past operations, is subject to any action, order from or agreement respecting (i) compliance with any Health Care Law or (ii) any potential liabilities under Health Care Laws.

                           (b) The Borrower and its Subsidiaries have obtained
all licenses, permits, accreditations, certifications and approvals necessary for their current operations under Health Care Laws, and all such licenses, permits, accreditations, certifications and approvals are in good standing, and the Borrower and its Subsidiaries are in compliance with all terms and conditions thereof.

                           (c)  Neither the Borrower nor any of its Subsidiaries
has received any summons, complaint, subpoena, order or other notice that it is not currently in compliance with any Health Care Laws or that it is or may be liable to any other Person under or in connection with any Health Care Laws.

                           (d)  None of the present or past operations of the
Borrower and its Subsidiaries is the subject of any investigation by any Public Authority concerning alleged or potential violations of Health Care Laws.

                           (e)  Neither the Borrower nor any of its Subsidiaries
has entered into any negotiations or settlement agreements with any Person which impose or could impose material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any Health Care Law.

                  9.21 No Violation of Law. The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to result in a Material Adverse Effect.

                  9.22 No Default. The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or bound, which default could reasonably be expected to result in a Material Adverse Effect.

                  9.23  ERISA Compliance.

                           (a)  Each Plan is in compliance in all material
respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                           (b)  There are no pending or, to the best knowledge
of Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations.

                           (c) (i) No ERISA Event has occurred or is reasonably
expected to occur; (ii) no Pension Plan has any unfunded liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

                  9.24 Taxes. The Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable, except for those Taxes, assessments, fees and other governmental charges which are being contested in good faith by appropriate proceedings diligently pursued.

                  9.25 Use of Proceeds. None of the transactions contemplated in this Agreement or any other Loan Document (including, without limitation, the use of proceeds from the Loans) shall violate or result in the violation of any law, rule or regulation, including Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U or G. The Borrower may purchase its own capital stock in Permitted Stock Repurchases. Except as permitted by Section 10.19, the Borrower has not used proceeds of the Loans to invest in any Restricted Investments.

                  9.26 Private Offerings. Borrower has not, directly or indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or shall offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

                  9.27 Broker's Fees. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

                  9.28 Government Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to enter into or consummate the transactions contemplated in this Agreement and the other Loan Documents.

                  9.29 No Material Adverse Change. No material adverse change has occurred in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender.

                  9.30 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         10. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

                  10.1 Taxes and Other Obligations. The Borrower and each of its Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that the Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

                  10.2 Corporate Existence and Good Standing. The Borrower and each Guarantor shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, except where the failure to remain qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect, and shall obtain and maintain all material licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

                  10.3 Compliance with Law and Agreements. The Borrower and each of its Subsidiaries shall comply in all material respects with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

                  10.4 Maintenance of Property and Insurance. The Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

                  10.5 Environmental Laws. The Borrower shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's generation, handling, use, storage, and disposal of contaminants. The Borrower shall take prompt and appropriate action to respond to and remediate any non-compliance with Environmental Laws, and shall regularly report to the Lender on such response and remediation. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the Lender pursuant to Section 8.3(g) the Borrower shall, at the Lender's request and the Borrower's expense: (a) cause an independent environmental engineer acceptable to the Lender and Borrower to conduct such tests of the site where the Borrower's noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof, shall change.

                  10.6 Health Care Laws. Each of the Borrower and its Subsidiaries shall conduct its business in all material respects in compliance with all Health Care Laws applicable to it. The Borrower and its Subsidiaries shall take prompt and appropriate action to respond to and remediate any non-compliance with any Health Care Law and shall promptly report to the Lender on any such non-compliance and any such response and remediation.

                  10.7 ERISA. The Borrower shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code. The Borrower shall cause each Plan to be administered in all respect in compliance with ERISA.

                  10.8 Mergers, Consolidations or Sales. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or acquire or purchase any Person or substantially all of the assets of any Person or agree to do any of the foregoing, except: (i) sales of Inventory in the ordinary course of its business; (ii) sales of Equipment permitted under
Section 7.12; (iii) the sale of Specialized Clinical Services, Inc., a California corporation, and the sale of Specialized Clinical Services, Inc., a Delaware corporation, provided, however, that the Borrower shall not incur any payment obligations in connection with such sales (other than (A) in respect of customary indemnification obligations and (B) up to twenty-five thousand dollars ($25,000) in the aggregate for such sales, in respect of items pertaining to payroll and vacation time); and (iv) any Subsidiary may merge with any other Subsidiary or with the Borrower (provided that (x) the Lender shall have received at least thirty (30) days' prior written notice of such merger, (y) the Borrower and such Subsidiary shall have taken such steps as the Lender may deem necessary or appropriate in connection therewith, including under Section 7.2, and (z) in the case of any merger of a Subsidiary into the Borrower, the Borrower shall be the surviving entity).

                  10.9 Distributions. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by a Subsidiary wholly owned by the Borrower, and except that any Subsidiary that is not wholly owned by the Borrower may make pro-rata distributions to any minority owner.

                  10.10 Transactions Affecting Collateral or Obligations. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or the Borrower's ability to repay the Obligations.

                  10.11 Guaranties. Neither the Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender and endorsements of instruments for deposit, and except for Guaranties of Debt otherwise expressly permitted hereunder.

                  10.12 Debt. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business;(c) other Debt existing on the Closing Date and reflected (x) in the financial statements contained in the Borrower's Form 10-Q for the quarterly period ending June 30, 1997, which Form 10-Q is attached as Exhibit A, or (y) in Schedule 9.9; (d) accruals required in connection with any Plan; and (e) other unsecured Debt in an aggregate amount not to exceed five million dollars ($5,000,000) at any one time outstanding.

                  10.13 Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt for borrowed money, except the Obligations in accordance with their terms.

                  10.14 Transactions with Affiliates. Except as set forth below, neither the Borrower nor any of its Subsidiaries shall: (a) sell, transfer, distribute, or pay any money or Property to any Affiliate, (b) lend or advance money or Property to any Affiliate, (c) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or (d) become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrower and its Subsidiaries than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

                  10.15 Business Conducted. The Borrower and its Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

                  10.16 Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

                  10.17 Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or shall sell or otherwise transfer to such Person.

                  10.18 New Subsidiaries. The Borrower shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on
Schedule 9.5, and other than a Specified New Subsidiary, without the prior written consent of the Lender, which consent shall be withheld unless the conditions contemplated by the next sentence have been satisfied. Notwithstanding any other provision of this Agreement, the Borrower shall not, directly or indirectly, organize or acquire any Subsidiary (other than a Specified New Subsidiary) after the Closing Date unless such Subsidiary shall have signed a secured guaranty of the Obligations in favor of the Lender, which guaranty shall be in form and substance satisfactory to the Lender, and such Subsidiary shall have provided to the Lender, at the Lender's request, certificates, opinions, UCC financing statements and other items with respect to such Subsidiary and such guaranty of the type contemplated by Section 11.1.

                  10.19 Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall make any Restricted Investment; provided, however, that the Borrower and its consolidated Subsidiaries may make (a) a Restricted Investment in Diabetes Management Services, Inc., a South Carolina corporation, and (b) additional Restricted Investments (including in respect of Specified New Subsidiaries), in an aggregate amount with respect to clause (a) and clause (b) not to exceed two million dollars ($2,000,000) for any single transaction or series of related transactions during the term of this Agreement and, to the extent that such Restricted Investments represent the purchase price for a business which is related to the business in which the Borrower is engaged as of the Closing Date, the aggregate amount of such Restricted Investments permitted by clause (a) and clause (b) may equal up to four million dollars ($4,000,000) during the term of this Agreement (it being understood that compliance with the foregoing clauses (a) and (b) shall be measured by reference to the actual amount of such Restricted Investments made by the Borrower and its consolidated Subsidiaries, without giving effect to any appreciation or depreciation in the value of such Restricted Investments, whether realized or unrealized); provided further that the Borrower may repurchase its capital stock in Permitted Stock Repurchases. This Section 10.19 shall not limit the effect of Section 10.18.

                  10.20 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries in any Fiscal Year would exceed three million five hundred thousand dollars ($3,500,000).

                  10.21 Minimum Interest Coverage. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain a ratio of (a) Adjusted Net Earnings from Operations for the four fiscal quarters ending on such last day plus Interest Expense for such four fiscal quarters to (b) Interest Expense for such four fiscal quarters, of not less than the following ratios during the following periods:

   FOUR QUARTER                                            MINIMUM
   PERIOD ENDED                                            RATIO
   September 30, 1997                                       3.50
   December 31, 1997                                        3.50
   March 31, 1998                                           3.50
   June 30, 1998                                            4.25
   September 30, 1998                                       4.25
   December 31, 1998                                        4.25
   March 31, 1999                                           4.25
   The last day of any fiscal quarter thereafter            5.00.

                  10.22 Fixed Charge Coverage. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain a ratio of (a) EBITDAR for the four fiscal quarters ending on such last day specified below to (b) the sum of (i) Interest Expense for such four fiscal quarters, (ii) principal payments which the Borrower was required to make on Debt for borrowed money during such four fiscal quarters, which Debt had an original term of at least one year,
(iii) rental expense for such four fiscal quarters and (iv) Capital Expenditures during such four fiscal quarters, of not less than the following ratios during the following periods:

    FOUR QUARTER                                            MINIMUM
    PERIOD ENDED                                            RATIO
    September 30, 1997                                       1.25
    December 31, 1997                                        1.25
    March 31, 1998                                           1.25
    June 30, 1998                                            1.40
    September 30, 1998                                       1.40
    December 31, 1998                                        1.40
    March 31, 1999                                           1.40
    The last day of any fiscal quarter thereafter            1.50.


                  10.23 Debt Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of Debt to Adjusted Tangible Net Worth to exceed the following amounts during the following periods:

                      Period                                             Ratio
                      ------                                             -----
         Closing Date  - December 31, 1997                                0.9
         January 1, 1998 - December 31, 1998                              0.8
         January 1, 1999 and thereafter                                   0.7;

provided, however, that for purposes of this Section 10.23, any Permitted Stock Repurchase made by the Borrower after the Closing Date shall be deemed not to have reduced Adjusted Tangible Net Worth.

                  10.24 Adjusted Tangible Net Worth. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain Adjusted Tangible Net Worth of not less than the result of (a) thirty million dollars ($30,000,000) less (b) the amount of Permitted Stock Repurchases made by the Borrower after the Closing Date.

                  10.25 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         11. CONDITIONS PRECEDENT. The Lender shall not be obligated to make the initial Loans, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

                  11.1  Conditions Precedent to Making of Initial Loans.

                           (a) Representations and Warranties; Covenants. The
Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be true, correct and complete; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

                           (b)  Secretary's Certificate.  The Lender shall have
received a certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) the Certificate of Incorporation referred to in Section 11.1(c),
(ii) the By-Laws of the Borrower, (iii) a copy of the resolutions of the board of directors of the Borrower approving this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and (iv) the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents (on which certificate the Lender conclusively may rely until such time as the Lender receives a revised certificate meeting the requirements hereof).

                           (c)  Certificate of Incorporation.  The Lender shall
have received the Articles of Incorporation of the Borrower certified by the Secretary of State of Delaware.

                           (d)  Good Standing Certificates.  The Lender shall
have received good standing certificates of the Borrower issued by the Secretary of State of California and the Secretary of State of Georgia.

                           (e)   Legal Opinions.  The Lender shall have received
a legal opinion from Troutman Sanders LLP, counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Lender and its counsel.

                           (f)   UCC Matters.  The Lender shall have received:

                                 (x)     Acknowledgment copies of UCC financing
statements filed on or before the date hereof, or other similar instruments or documents, as may be necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Lender's interests in the Collateral.

                                    (y)     A search report provided in writing
by a Person acceptable to the Lender listing all effective UCC financing statements that name the Borrower as debtor and that are filed in the jurisdictions in which filings were made pursuant to clause (x) and in such other jurisdictions as the Lender reasonably may request, together with copies of such financing statements and searches of applicable Federal and state court and agency dockets and lien records showing any judgment, tax and ERISA liens affecting the Collateral or the Borrower or any Subsidiary.

                                    (z)     One or more UCC financing statements
signed by the Borrower and each secured party, if any, that has a Lien on the Collateral (or on any Property of a Subsidiary) that are necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to terminate such Lien, together with, if applicable, signed payoff letters from such secured party.

                  (g) Pledge Agreement. The Lender shall have received a pledge agreement, in form and substance satisfactory to the Lender (the "Pledge Agreement"), executed by the Borrower together with all certificates representing the stock pledged thereunder and appropriate stock powers executed in blank.

                  (h) Subsidiary Guaranty. The Lender shall have received a secured guaranty, in form and substance satisfactory to the Lender (the "Subsidiary Guaranty"), executed by the Guarantor.

                  (i) Financial Statements and Business Plan. The Lender shall have received the Borrower's audited financial statements for Fiscal Year 1996, and the Borrower's business plan for Fiscal Year 1997 and projections for Fiscal Years 1998 and 1999, in each case in form and substance satisfactory to the Lender.

                  (j) Litigation. Except as set forth on Schedule 9.16, there shall exist no action, suit, investigation, litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the Lender's reasonable judgment could reasonably be expected to have a Material Adverse Effect. The Lender shall be satisfied with the prospects of the Borrower's outstanding litigation and the terms and conditions of any settlements.

                  (k) Corporate Structure. The Lender shall be satisfied with the Borrower's corporate structure and ownership of Accounts and other assets.

                  (l) Initial Payment Account; Blocked Account Agreement. The Initial Payment Account shall have been established, and the Lender shall have received the Blocked Account Agreement.

                  (m) Facility Fee. The Borrower shall have paid in full the Facility Fee.

                  (n) Payment of Fees and Expenses. The Borrower shall have paid, to the extent invoiced, all reasonable fees and expenses of the Lender's outside counsel, Mayer, Brown & Platt and all other reasonable fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby (including the allocated costs of in-house counsel).

                  (o) Required Approvals. The Lender shall have received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

                  (p) No Material Adverse Change. There shall have occurred no material adverse change in the Borrower's business, operations, profits, prospects, or financial condition or in the Collateral since June 30, 1997, and the Borrower shall have met, as of the Closing Date, the Latest Plan, and the Lender shall have received a certificate of the Borrower's chief executive officer to such effect.

                  (q) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, all exhibits and schedules to this Agreement, and all documents contemplated in connection with this Agreement, shall be satisfactory in form and substance to the Lender and its counsel.

                  (r) Excess Availability. After taking into account the initial Loan and with all obligations of the Borrower being current, there shall be remaining Availability of at least ten million dollars ($10,000,000) calculated prior to the making of such Loan.

                  (s) Specified Account Debtors. The Borrower shall have delivered a proposed initial list of Specified Account Debtors to the Lender, and the Lender shall have indicated in writing to the Borrower which Account Debtors on such list shall not constitute Specified Account Debtors, and such list, as so edited by the Lender, shall constitute the initial list of Specified Account Debtors.

                  (t) Account Debtor Notices. The Lender shall have received evidence that Account Debtor Notices, signed by the Borrower, have been sent by certified mail, return receipt requested, to all of the Account Debtors, including the Specified Account Debtors referred to in clause (s), other than any Government Account Debtors or Self-Pay Account Debtors.

                  (u) Delivery of Documents. The Borrower shall have delivered, or caused to be delivered, to the Lender such other certifications, documents, landlord waivers, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

                  (v) Effective Date. The Lender shall have sent the Borrower the notice referred to in the definition of Effective Date.

         11.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan shall be subject to the conditions precedent that:

                  (a) on the date of any such Loan the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect that (i) the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such Loan as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty and
(ii) no Event or Event of Default has occurred and is continuing, or would result from such Loan; and

                  (b) the Lender shall have received a Borrowing Base Certificate by 9:00 a.m., New York City time, on the date on which such Loan is made.

    12.  DEFAULT.

         12.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) (i) failure to make payment of principal on any Loan when due, or (ii) failure to make payment of interest, fees or any other Obligation when due (and, in the case of this clause (ii), such failure shall continue for a period of five (5) days after the earlier to occur of (x) the date on which the

Borrower discovers, or reasonably should have discovered, any such failure and
(y) the date on which the Lender notifies the Borrower of any such failure);

                           (b) any representation or warranty made or deemed
made by the Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                           (c) the Borrower shall (i) fail to comply with any of
the covenants set forth in any of Sections 7.1 through 7.19, 8.1, 8.2, 8.3, 10.6, or 10.8 through 10.24, or (ii) fail to comply with any of the covenants set forth in any of Sections 10.1, 10.2, 10.3, 10.4(b), 10.5, 10.7, or 10.25 (if
such failure specified this clause (ii) shall have existed for more than ten
(10) days after the earlier to occur of (x) the date that the Borrower discovers, or reasonably should have discovered, any such failure and (y) the date on which the Lender notifies the Borrower of any such failure); provided, however, that to the extent that any covenant in Section 8.2 or 8.3 specifies the number of days within which the Borrower must comply with any reporting requirement therein, such failure shall have existed for the number of days specified in such covenant, plus three (3) days;

                           (d) default shall occur in the observance or
performance by the Borrower of any of the other covenants and agreements contained in this Agreement, the other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender are party and such default shall continue for a period of thirty (30) days after the earlier to occur of (i) the date on which the Lender notifies the Borrower of any such default and (ii) the date on which the Borrower discovers, or reasonably should have discovered, any such default, or if any such Loan Document or agreement shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

                           (e) default shall occur by the Borrower in the
payment of any principal or interest on any indebtedness for borrowed money (other than the Obligations) in an aggregate amount in excess of one million dollars ($1,000,000) beyond any period of grace or cure provided with respect thereto;

                           (f) the Borrower or any Subsidiary shall:  (i) file
a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                           (g) an involuntary petition shall be filed or an
action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and sixty
(60) days shall pass from the date of such filing or commencement;

                           (h) a receiver, assignee, liquidator, sequestrator,
custodian, trustee or similar officer for the Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower or any Subsidiary;

                           (i) the Borrower or any Guarantor shall file a
certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                           (j) all or any material part of the Property of the
Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                           (k) any Guarantor fails in any material respect to
perform or observe any term, covenant or agreement in the Subsidiary Guaranty; or the Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect; or any Guarantor, or any other Person by, through or on behalf of any Guarantor, contests in any manner the validity or enforceability of the Subsidiary Guaranty or denies that such Guarantor has any further liability or obligation thereunder;

                           (l) the Pledge Agreement shall cease to be in full
force and effect; or the Borrower, or any Person by, through or on behalf of the Borrower, shall contest the validity or enforceability of the Pledge Agreement.

                           (m) one or more final judgments for the payment of
money aggregating in excess of five hundred thousand dollars ($500,000) shall be rendered against the Borrower or any Subsidiary and the Borrower or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom, provided that such a judgment shall not constitute an Event of Default if it is covered by insurance and the insurer has confirmed in writing to the Borrower within such thirty (30) day period that (except as contemplated by the next proviso) such insurer shall cover all of the costs, expenses, liabilities and obligations (including legal fees and bonding requirements) of the Borrower or such Subsidiary relating to such judgment and appeal, provided, however, that no Event of Default shall be deemed to occur pursuant to this clause (m) if the aggregate costs, expenses, liabilities and obligations (including legal fees and bonding requirements) of the Borrower and its Subsidiaries relating to all such judgments and appeals, after giving effect to such insurance, are less than or equal to five hundred thousand dollars ($500,000);

                           (n) any loss, theft, damage or destruction of any
item or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

                           (o) any event or condition shall occur or exist with
respect to a Plan that could, in the Lender's reasonable judgment, subject the Borrower or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of the Borrower; or

                           (p) there occurs any material adverse change in the
Borrower's Property, business, operations, or condition (financial or otherwise).

         13.  REMEDIES.

                  (a) If an Event of Default has occurred and is continuing, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided, however, that upon the occurrence of any Event of Default described in Sections 12.1(f), 12.1(g), 12.1(h) or 12.1(i), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's Premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower's address specified in or pursuant to
Section 15.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorney's fees, and second, in whatever order the Lender elects, to all Obligations. The Lender shall return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, the Borrower hereby waives
(i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

         14.  TERM AND TERMINATION.

                  (a) This Agreement shall terminate on the third anniversary of the Closing Date (the "Stated Termination Date") unless earlier terminated or automatically extended as provided in this Section. This Agreement shall automatically be renewed on the Stated Termination Date and at the end of any renewal term for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrower shall have the right to terminate this Agreement, without premium or penalty, on the Stated Termination Date or at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail.

                  (b) The Borrower may also terminate this Agreement at any time prior to the Stated Termination Date or during any renewal term if all of the following conditions have been satisfied: (i) it gives the Lender at least thirty (30) days' prior written notice of termination; (ii) it pays and performs all Obligations on or prior to the effective date of termination; and (iii) it pays the Lender, on or prior to the effective date of termination, and in addition to any other prepayment premium required hereunder and the fees required by Section 6.4, a termination fee (the "Termination Fee") equal to (x) three hundred seventy-five thousand dollars ($375,000) if such termination is made on or prior to the first Anniversary Date, and (y) one hundred twenty-five thousand dollars ($125,000) if such termination is after the first Anniversary Date but prior to the second Anniversary Date; provided, however, that the Borrower shall not be obligated to pay the Termination Fee if (A) the conditions set forth in Section 6.7 have been satisfied, (B) the conditions set forth in
Section 15.13 have been satisfied, or (C) the reason for termination of this Agreement is that Bank of America National Trust and Savings Association (or any Affiliate thereof) has provided a revolving loan facility to the Borrower which completely refinances the credit facility provided for in this Agreement.

                  (c) The Lender may also terminate this Agreement without notice while an Event of Default exists.

                  (d) Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable.

                  (e) Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

         15.  MISCELLANEOUS.

                  15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration in this Agreement of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

                  15.2 No Implied Waivers. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

                  15.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

                  15.4 Governing Law. This Agreement shall be deemed to have been made in the State of New York and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

                  15.5 Consent to Jurisdiction and Venue. The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue shall be proper in such courts on any such matter. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

                  15.6 Waiver of Jury Trial. THE BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

                  15.7 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents until the later of
(a) the termination of this Agreement (b) and payment and performance in full of all of the Obligations.

                  15.8 Other Security and Guaranties. The Lender may, without notice or demand and without affecting the Obligations, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                  15.9 Fees and Expenses. The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff), it being understood that such fees and disbursements in respect of the negotiation, preparation, consummation and administration of this Agreement shall be reasonable; (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby, it being understood that such fees and disbursements shall be reasonable; (c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, meals, and other expenses together with an allocated charge per day for each auditor employed by the Lender for inspections of the Collateral and the Borrower's operations (such charge per day to be specified from time to time by the Lender; as of the Closing Date, such charge was $750 per day); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral (including without limitation costs and expenses relating to Sections 7.16 and 7.17); and
(i) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents (including without limitation costs and expenses relating to Sections 7.16 and 7.17), or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Revolving Loans.

                  15.10 Notices. Except as otherwise expressly provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

         If to the Lender:          BankAmerica Business Credit, Inc.
                                    231 South LaSalle Street, 16th Floor
                                    Chicago, Illinois 60697
                                    Attention: Pamela M. Turner
         with a copy to:            BankAmerica Business Credit, Inc.
                                    Legal Department
                                    335 Madison Avenue
                                    New York, New York 10017
                                    Attention: Girolamo M. Saccone

         If to the Borrower:        Matria Healthcare, Inc.
                                    1850 Parkway Place
                                    Suite 1200
                                    Marietta, Georgia 30067
                                    Attention: Vice President - Finance

         with a copy to:            Troutman Sanders LLP
                                    NationsBank Plaza, Suite 5200
                                    600 Peachtree Street
                                    Atlanta, Georgia 30080
                                    Attention: James L. Smith III, Esq.

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

                  15.11  Indemnification.

                  (A) THE BORROWER HEREBY INDEMNIFIES, DEFENDS AND HOLDS THE LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS

CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT INDEMNIFY THE LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (b) The Borrower hereby indemnifies, defends and holds harmless the Lender from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance. This indemnity shall apply whether the Hazardous Substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous Substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

                  (c) Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against the Borrower, or by the Borrower or any other party against the Lender, which in the Lender's sole discretion makes it advisable for the Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this
Section 15.11 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Lender. The indemnity contained in this
Section 15.11
shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

                  15.12 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

                  15.13 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any assignee of the Obligations or any part thereof. The Lender shall notify the Borrower of any assignment of Obligations made by the Lender. If the Borrower notifies the Lender within fifteen (15) days after receiving such notification that it objects to such assignment, then the Borrower may terminate this Agreement in accordance with Section 14(b), provided that no Termination Fee shall be payable in connection with such termination if such termination occurs within ninety
(90) days after the date of the notification sent by the Lender to the Borrower pursuant to the immediately preceding sentence.

                  15.14 Modification. This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement (including the Schedules and Exhibits hereto) shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

                  15.15 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  15.16 Captions. The captions contained in this Agreement (including without limitation the table of contents and the schedules hereto) are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                  15.17 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  15.18 Participating Lender's Security Interests. The Lender may, without notice to or consent by the Borrower, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrower's knowledge participate with the Lender in the Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have if it were a direct lender.

                               [SIGNATURES FOLLOW]

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                             MATRIA HEALTHCARE, INC.


                                             By:
                                                -------------------------------
                                                Senior Vice President - Finance


                                             BANKAMERICA BUSINESS
                                             CREDIT, INC.


                                             By:
                                                -------------------------------
                                                Vice President

                                                                     EXHIBIT A
                                                to Loan and Security Agreement

                              FINANCIAL STATEMENTS

                                                                      EXHIBIT B
                                                 to Loan and Security Agreement

                          FORM OF ACCOUNT DEBTOR NOTICE

                             [Letterhead of Matria]

                               _____________, 19__

CERTIFIED MAIL;
RETURN RECEIPT REQUESTED

[Name and address of Account Debtor]

To Whom It May Concern:

         This is to notify you that we have granted a continuing security interest to BankAmerica Business Credit, Inc. in all receivables and other amounts, whether now existing or arising in the future, with respect to which you are obligated to pay us and which you will be obligated in the future to pay us.

         Such security interest will continue in effect until such time as BankAmerica Business Credit, Inc. otherwise notifies you in writing.

                                            Very truly yours,

                                            MATRIA HEALTHCARE, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title: